Exhibit 99.1

INDEPENDENT BANK GROUP ANNOUNCES MUTUAL TERMINATION OF MERGER AGREEMENT

McKINNEY, Texas – May 26, 2020 – Independent Bank Group, Inc. (NASDAQ: IBTX) (“Independent Bank Group”), the parent company of Independent Bank, today announced that Independent Bank Group and Texas Capital Bancshares, Inc. (“Texas Capital”) have mutually agreed to terminate their merger agreement, previously announced on December 9, 2019, under which the parties had agreed to combine in an all-stock merger of equals. The companies have entered into a Mutual Termination Agreement which was approved by the Boards of Directors of both companies.

The termination is in response to the extreme and unpredictable economic conditions resulting from the global health crisis caused by the coronavirus (COVID-19) pandemic. The current economic environment is vastly different than the economic environment in place at the time the merger was announced and has impacted the companies’ ability to realize the benefits of the merger. For this reason, Independent Bank Group and Texas Capital jointly determined it is in the best interests of both companies and their respective shareholders and other stakeholders to terminate the merger agreement.

David R. Brooks, Independent Bank Group Chairman and CEO, said, “While both companies believed in the benefits of the proposed transaction when it was announced, we mutually concluded after careful consideration that, given the significant uncertainty caused by the COVID-19 pandemic and the resulting economic and market environment, it would not be prudent to continue to pursue the combination and integration of our companies at this time. I am confident this is the right decision for our company and our customers, employees, shareholders and other stakeholders. This decision allows us to dedicate our focus and resources toward ensuring the strength of our business, serving the interests of our customers and protecting the health and safety of our employees during these unprecedented times.”

Neither party will pay any termination fee as a result of the mutual decision to terminate the merger agreement.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Fort Worth, Austin, and, Houston areas in Texas and the Colorado Front Range area, including Denver, Colorado Springs and Fort Collins.

Independent Bank Group Contacts:

Media

James Tippit
Executive Vice President & Head of Corporate Responsibility
(972) 562-9004
jtippit@ibtx.com

Investors

Paul Langdale
Senior Vice President, Director of Corporate Development
(972) 562-9004
plangdale@ibtx.com

Or

Michelle Hickox
Executive Vice President, Chief Financial Officer
(972) 562-9004
mhickox@ibtx.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Independent Bank Group, Inc. (“IBTX”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on IBTX’s current expectations and assumptions regarding IBTX’s business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect IBTX’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others, risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the operations and business of IBTX relating thereto, and the business, economic and political conditions in the markets in which IBTX operates.  Except to the extent required by applicable law or regulation, IBTX disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding IBTX and factors which could affect the forward-looking statements contained herein can be found in IBTX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the period ended March 31, 2020 and its other filings with the Securities and Exchange Commission.